Exhibit 10.25

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AT THE TIME AMENDED, OR IN CONFORMITY WITH THE LIMITATIONS OR RULE 144 OR SIMILAR RULE AS THEN IN EFFECT UNDER SUCH ACT, OR UNLESS SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE WITH RESPECT THERETO.

ALENTUS CORPORATION

SECURED PROMISSORY NOTE

$294,000.00	January 14, 2011

1.

FOR VALUE RECEIVED, the undersigned ALENTUS CORPORATION (the “Company”), a corporation organized and existing under the laws of the State of Nevada, hereby promises to pay to Tryon N. Sisson and Dolores A Sisson, Trustees of the Tryon and Dolores Sisson Living Trust dated September 4, 2009, and any amendments thereto (the “Lender”) and the Lender’s permitted assigns (collectively with the Lender, the “Holder”), the principal sum of Two Hundred Ninety Four Thousand Dollars ($294,000.00 USD) as follows.  This Promissory Note (this “Note”) is issued as repayment of $70,000 cash advanced to the Company by Holder on Dec 14, 2010 and $164,000 on January 14, 2011.  For value received, the Lender has forgone interest on the December advance.

2.

Original Issue Discount and Interest Rate.  This Note has been issued with an original issue discount of Sixty Thousand Dollars ($60,000) off of its face value ..  The stated interest rate is four percent per annum.  The Company agrees to repay a minimum of $5,000 per month beginning February 14, 2011.  Payments on this Note shall be made to Lender at 1279 Westwind Circle, Westlake Village, California, 91361, United States, or such other place as may be designated from time to time by the Holder in writing.  This payment is in addition to any monies collected from the Alentus UK Notes described in Section 5 below.  In no event shall the interest charged exceed the maximum rate permitted under applicable law.

3.

Maturity.  This Note shall become due and payable in full on the earlier of Event of Default or February 14, 2012 (the “Maturity Date”). The Company must make a balloon payment for any outstanding balance on the Maturity Date.

4.

Security.  This Note is secured by a security interest in certain of the Company’s assets pursuant to that certain Security Agreement, dated even date herewith, by and between the Company and the Lender, as such may be amended from time to time hereinafter (the “Security Agreement”).  A copy of the Security Agreement shall be delivered promptly without charge by the Company upon request.  The Company has informed the Lender that there are existing liens on its assets.

5.

Alentus UK Notes.  As further described in the Security Agreement, the Company has also assigned and delivered over to the Lender the Alentus UK Notes.  All monies collected from the Alentus UK Notes will be paid over to the Lender at 1279 Westwind Circle, Westlake Village, California, 91361, United States, or such other place as may be designated from time to time by the Holder in writing, and be used to first satisfy the amount due under this Note.

6.

Common Stock Incentive. As an additional consideration to the Lender to make the advances, the Company shall issue to the Lender 1,000,000 shares of the common stock, $0.001 par value, of the Company.

7.

Investor Qualifications.  Accredited investors only, as defined under Regulation D. By accepting this Note, the Lender is representing itself as an accredited investor.

8.

Selling Agent Compensation. No selling agent is involved in this transaction.

9.

Representations, Warranties and Waivers.  The Company represents and warrants to the Holder as set forth below:

(a)

Corporate Power and Authority.  Except as described in Section 11(b) below, the Company has all requisite corporate power to issue this Note and to carry out the terms hereof, and all corporate action on the part of the Company, its officers, directors and shareholders necessary for the execution, delivery and performance of the obligations of the Company under this Note has been taken.  This Note when executed and delivered by the Company shall constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

(b)

No Default.  The execution, delivery and performance of this Note by the Company will not result in any violation, breach, or default of any term of provision of its Articles of Incorporation or Bylaws, both as in effect on the date hereof, or in any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which its property is bound, or of any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company.

(c)

Waivers.  The Company waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note, notice of intent to accelerate, notice of acceleration of maturity, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, except as otherwise provided herein, and agrees that its liability hereunder shall be without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal or waiver granted or consented to by the Holder, and the Company consents to any and all extensions of time, renewals or waivers that may be granted by the Holder with respect to the payment or other provisions of this Note, and to the release of any collateral given to secure the payment hereof, or any part thereof, with or without substitution, and agrees that guarantors may become parties hereto without notice to the Company or affecting any of its liability hereunder.

10.

Events of Default.  Each of the following shall be an “Event of Default” hereunder.

(a)

The Company’s failure to pay or perform any obligation, liability or indebtedness of the Company to the Holder under this Note as and when due, or any representation or warranty of the Company made herein shall be breached.

(b)

Any breach of the Security Agreement continuing past any applicable cure period.

(c)

The Company’s failure to issue to the Lender the stock described in Section 6 above or any breach by the Company of that certain Stock Purchase Agreement, dated December 3, 2010, between the Lender and the Company.

(d)

A Change of Control of the Company.  A “Change in Control” means any of the following: (i) any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934), other than the Company’s current Affiliates, is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares in the Company entitling such person or group to control 50% or more of the total voting power of the Company entitled to vote generally in the election of its Board of Directors, where any shares of which such person or group is the beneficial owner that are not then outstanding are deemed outstanding for purposes of calculating such percentage; (ii) any merger of the Company into any other person; or (iii) any sale or transfer of all or substantially all of the assets of the Company.

(e)

The commencement of a proceeding by or against the Company for dissolution (other than administrative dissolution where prompt re-instatement efforts are initiated and followed through to completion), which proceeding is not discharged within thirty (30) days after such commencement; the insolvency of the Company; the appointment of a custodian, trustee, liquidator or receiver for a material portion of the property of the Company, which trustee is not discharged within thirty (30) days after such appointment; an assignment for the benefit of creditors of a material portion of the property of the Company; or the filing of a petition under bankruptcy, insolvency or debtor’s relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against the Company, which petition is not discharged within thirty (30) days after such filing.

11.

Remedies on Defaults, Etc.  From and after the date of the occurrence of any Event of Default and continuing until such Event of Default is fully cured or until this Note is paid in full, the Company promises to pay interest, in addition to the interest normally payable hereunder, on the then-outstanding principal balance of this Note at the rate (the “Default Rate”) equal to seven percent (7.0%) per annum or, if less, the maximum rate permitted under applicable law; and the Company agrees that such Default Rate interest which has accrued shall be paid at the time of and as a condition precedent to the curing of such Event of Default

(a)

Acceleration.  If an Event of Default occurs and is continuing, the Holder, by written notice to the Company, may declare the principal of, all accrued but unpaid interest (including interest at the Default Rate) on and any fees and penalties accruing hereunder to be due and payable.  Upon such a declaration, such amounts shall be due and payable immediately.  The Holder by notice to the Company may, but shall not be obligated to, rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration.  No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

(b)

Forced Sale.  If an Event of Default occurs and is continuing, the Holder shall have the right to require the Company to commence sale efforts to either the highest cash bidder or a strategic acquiror who commits to repay this Note in full (including any Default Rate interest, fees and penalties then outstanding) at the closing of such sale, and the Board of Directors of the Company shall commence such efforts and enter into a legally binding acquisition agreement with any such acquiror.  The Board shall then call for and schedule a vote of all legally required parties regarding such forced sale of the Company and shall recommend to such shareholders that they approve such sale to pay off this Note.  The Company will not be required to call for such a forced sale vote until requested in writing by the Holder.  The Lender has entered into a voting agreement with certain of the Company’s shareholders with respect to such forced sale.

(c)

Other Remedies.  If an Event of Default occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on this Note or to enforce the performance of any provision hereof.  A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

(d)

Waiver of Past Defaults.  The Holder by notice to the Company may waive an existing Default or Event of Default and its consequences.

12.

Successor and Assigns.  This Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Holder.

13.

Notices.  All notices and other communications with respect to this Note shall be in writing and shall be sent by hand delivery, receipt acknowledged, as follows:

(a)

If to the Holder, to:

Tryon N. Sisson, Trustee

1279 Westwind Circle

Westlake Village, CA 91361

(b)

If to the Company, to:

Alentus Corporation

25 Enterprise Dr, Suite 200

Aliso Viejo, California  92656

Attention:  William King, CEO

14.

Governing Law.  This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

15.

Lost, Mutilated or Stolen Note.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such mutilation, upon the surrender of this Note or cancellation to the Company or its principal office, the Company will execute and deliver, in lieu thereof, a new Note of like tenor containing the same terms as this Note, dated so that there with no loss of interest on each lost, stolen, destroyed or mutilated Note.  Any Note in lieu of which any such new Note has been so executed and delivered by the Company shall not be deemed to be an outstanding Note for any purpose.

16.

Headings.  Paragraph headings used in this Note are for convenience of reference only, are not part of this Note and are not to affect the construction of, or to be taken into consideration in interpreting, this Note.

17.

Severability.  If any provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Note shall remain in full force and effect.

18.

Collections Costs.  Upon the occurrence of an Event of Default, the Company expressly agrees to pay all Holder’s costs of collection and enforcement of every kind, including without limitation, all reasonable attorneys’ fees, court costs whether or not ordinarily recoverable or taxable.

*     *     *

IN WITNESS WHEREOF, the undersigned party has caused this Note to be executed by its officer thereunto duly authorized as of the date first above written.

ALENTUS CORPORATION

By: /s/ William A. King

Name: William A. King

Title:  Chairman and Chief Executive Officer

By: /s/ Randy Reineck

Name: Randy Reineck

Title:  President and Secretary